                         AGREEMENT OF PURCHASE AND SALE



         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Seller"), CEDAR INCOME FUND PARTNERSHIP, L.P.,, a Delaware limited partnership ("Purchaser"), as of the "Effective Date" (as defined below).

                                   Article I.

                                    Property
                                    --------

         Seller hereby agrees to sell, and Purchaser hereby agrees to buy, all of the following property: (a) a parcel of real property (the "Land"), located in the Borough of Camp Hill, Township of East Pennsboro, County of Cumberland, and Commonwealth of Pennsylvania, more particularly described on Exhibit A attached to this Agreement, containing approximately 45 acres; (b) the buildings and other improvements located on the Land, (collectively, the "Improvements") including, without limitation, a shopping center containing approximately 522,629 square feet of gross rentable space, generally known as "Camp Hill Mall", together with all rents, issues, profits, appurtenant easements, and other rights, parking areas, tenements and hereditaments belonging or pertaining to the Land or the Improvements (the Land and the Improvements are referred to herein, collectively, as the "Real Property"); and (c) all fixtures, equipment, leases, licenses, trade names, permits, franchises, license agreements, and equipment leases (all to the extent any of the foregoing are assignable by Seller), and other personal property (both tangible and intangible, including, without limitation, any service and maintenance agreements that Purchaser has agreed to assume pursuant to the terms of this Agreement, but shall exclude the property management agreement, which shall be terminated) owned by Seller and used in the operation or management of the Real Property (the "Personal Property") (collectively, the Real Property and the Personal Property are sometimes referred to herein as the "Property").

                                   Article II.

                           Purchase Price and Deposits
                           ---------------------------

         The purchase price which the Purchaser agrees to pay and the Seller agrees to accept for the Property shall be the sum of Seventeen Million Two Hundred Thousand and No/100 Dollars ($17,200,000.00) (hereinafter referred to as the "Purchase Price"), subject to adjustment as provided in Article V hereof, payable as follows:

(a) An earnest money deposit (the "Earnest Deposit") of Two Hundred Thousand and No/100 Dollars ($200,000.00), in cash, to be deposited with New York Land Services, Inc. (sometimes referred to herein as "Escrow Holder" or the "Title Company") at the office set forth in the section entitled "Notices" below, within three (3) business days after execution hereof by both parties, such amount to be held in escrow and deposited in an interest-bearing account; and

                  (b) An additional earnest money deposit (the "Additional Deposit") of Two Hundred Thousand and No/100 Dollars ($200,000.00), in cash, to be deposited by Purchaser with the Escrow Holder within three
         (3) business days after expiration of the Feasibility Period (hereinafter defined), such amount to be held in escrow and deposited in an interest-bearing account (the Additional Deposit and the Earnest Deposit, together with interest thereon, will be collectively referred to hereinafter as the "Deposit"); and

                  (b) The balance of the Purchase Price shall be paid at time of Closing by Federal wire transfer, with the transfer of funds to Seller to be completed by 2:00 P.M. Eastern Time on the day of the Closing. As used in this Agreement, the term "Eastern Time" shall be deemed to mean Eastern Standard Time or Eastern Daylight Time, as applicable.

         The Deposit shall be paid to Seller at the Closing as a credit against the Purchase Price. Purchaser shall provide the Escrow Holder with its tax identification number, and all interest shall be for Purchaser's account for tax purposes.

         In addition to the Deposit, Purchaser shall deliver three (3) fully executed originals of this Agreement to the Escrow Holder immediately after execution by both parties. The date of delivery of the originals shall be acknowledged by the Escrow Holder on all three, and such date shall be the "Effective Date" of this Agreement. The Escrow Holder shall retain one (1) original of this Agreement and deliver one (1) original hereof to each of Purchaser and Seller.

         The Escrow Holder shall hold the Deposit subject to and in accordance with this Agreement. It is agreed that the Escrow Holder shall not release the Deposit except upon the mutual written consent of both parties hereto, or, if such consent is not obtained, the Escrow Holder may deliver the Deposit to the party entitled to same pursuant to the provisions of this Contract, provided not less than five (5) business days' prior written notice is given to the parties. If after sending such notice, if the Escrow Holder receives written notice from either party disputing the intended disposition of the Deposit as indicated in said notification from the Escrow Holder, then notwithstanding anything herein contained to the contrary, the Escrow Holder shall retain the Deposit until the dispute is settled, as evidenced by mutual written agreement of the parties, or until the Escrow Holder is instructed otherwise by a final judgment of a court of competent jurisdiction. In the event of such dispute, the Escrow Holder shall also have the right to deposit said Deposit into a court of competent jurisdiction and from and after the date such deposit is made and notice thereof is given to Purchaser and Seller, the Escrow Holder shall be released and discharged of all obligations with respect thereto.

         It is further agreed and understood: (1) that the Escrow Holder shall not be liable for the disposition of the Deposit, except in the case of its gross negligence or willful disregard of the provisions of this Agreement; and
(2) that no compensation shall be paid to the Escrow Holder for its services performed hereunder. Seller and Purchaser hereby indemnify and hold Escrow Holder harmless against any loss, cost, liability, judgment, claim or other expense whatsoever (including reasonable attorneys' fees) incurred or arising out of the performance of its duties hereunder, except claims arising from Escrow Holder's gross negligence or willful breach of its duties.

                                  Article III.

                                Failure to Close
                                ----------------

         3.1 Purchaser's Default. If Seller has complied with all of the covenants and conditions contained herein and is ready, willing and able to convey the Property in accordance with this Agreement, this Agreement has not otherwise been terminated and Purchaser fails to consummate this Agreement and take title, then the parties hereto recognize and agree that the damages that Seller will sustain as a result thereof will be substantial, but difficult if not impossible to ascertain. Therefore, the parties agree that, in the event of Purchaser's default, Seller shall, as its sole remedy, be entitled to retain the Deposit as liquidated damages, and neither party shall have any further rights or obligations with respect to the other under this Agreement, except for the Surviving Covenants (hereinafter defined).

         3.2 Seller's Default. In the event that Purchaser has complied with all of the covenants and conditions contained herein and is ready, willing and able to take title to the Property in accordance with this Agreement, and Seller fails to consummate this Agreement and convey title as set forth herein, then Purchaser may, as its sole remedy, elect within thirty (30) days of such failure to either: (i) terminate this Agreement and recover the Deposit plus all reasonable third-party out of pocket costs and expenses up to a maximum of Thirty Thousand Dollars ($30,000), or (ii) seek specific performance of this Agreement provided, however, that unless Purchaser notifies Seller within thirty
(30) days after the Closing Date (as hereinafter defined) that it intends to enforce specific performance, commences such action for specific performance within sixty (60) days after the Closing Date, and provides Seller a copy of the complaint filed in connection therewith in accordance with the notice provisions of this Agreement within such sixty (60) day period, the remedy of specific performance shall be deemed waived by Purchaser and Purchaser shall be deemed to have elected the remedy specified in clause (i) above.

                                   Article IV.

                          Closing and Transfer of Title
                          -----------------------------

         4.1 Closing. The parties hereto agree to conduct a closing of this sale (the "Closing") on or before 10:00 a.m. on October 10, 2002 (the "Closing Date") in the principal office of Seller's counsel or at such other place as may be agreed upon by the parties hereto. This Agreement shall terminate if transfer of title is not completed by the Closing Date (unless such failure to close is due to Seller's default, the date for Closing is extended pursuant to any provision hereof, including, without limitation, the matters described in Sections 6.3, 6.4, 6.5 and Article VII hereof, or the date for Closing is extended by agreement of the parties, which agreement shall be confirmed in writing). Notwithstanding the foregoing, or any other provision herein, Seller shall have no obligation to close if the closing and transfer of title does not occur on or before December 19, 2002, unless such failure to close is due solely to the default of Seller.

         4.2 Closing Procedure. Seller shall execute and deliver or cause to be delivered: (a) a Special Warranty Deed, in the form attached hereto as Exhibit C, proper for recording, conveying Seller's interest in the Real Property to Purchaser, subject, however, to: (i) restrictions as reported in the Title Commitment (defined in Section 6.5) or shown on the Survey (as defined in Section 6.4) and either approved by Purchaser or as to which objection has been waived by Purchaser, (ii) taxes not yet due and payable, (iii) the rights of lessees and licensees of space in the Improvements at the time of Closing (to the extent shown on the Rent Roll), and (iv) any encumbrances permitted by the terms of this Agreement; (b) a Bill of Sale and General Assignment in the form attached hereto as Exhibit D, dated as of the date of Closing, conveying to Purchaser any and all Personal Property; (c) an Assignment and Assumption of Leases and Security Deposits in the form attached hereto as Exhibit E, dated the date of Closing, assigning all of the landlord's right, title and interest in and to any tenant and other leases covering all or any portion of the Real Property and in and to any and all security deposits; (d) an Assignment and Assumption of Borough of Camp Hill Agreement (the "Assignment and Assumption of Borough of Camp Hill Agreement") assigning that certain Borough of Camp Hill Agreement for Completion and Guarantee of Plan Improvements, a copy of which is attached hereto as Exhibit H; (e) Tenant Notification Letters (the "Tenant Notices"), dated the date of the Closing, executed by Seller, and complying with applicable statutes in order to relieve Seller of liability for tenant security deposits (provided the security deposits are paid to Purchaser), notifying the tenants of the Real Property that the Property has been sold to Purchaser and directing the tenants to pay rentals to Purchaser (or Purchaser's designated agent); (f) the originals of all leases, lease files and, to the extent in Seller's possession or under Seller's control, as built plans and specifications and maintenance and service contracts that are to be assumed; (g) tenant estoppel certificates executed by all tenants listed on Exhibit I attached hereto, and at least seventy-five percent (75%), as measured by floor area, of the remaining tenants of space in the Improvements, in the form attached hereto as Exhibit J, and a representation and warranty by Seller as to the same matters for all leases shown on the Rent Roll for which no tenant estoppel certificate was obtained; (h) an updated Rent Roll, in the form of the Rent Roll attached hereto as Exhibit B, dated as of the date of Closing; (i) an affidavit that Seller is not a "foreign person" in the form attached as Exhibit F; (j) a master key or duplicate key for all locks in the Improvements; and (k) to the extent in the possession of Seller or Seller's property management company, all maintenance records and other non-proprietary files related to and located at the Property or at the offices of Seller's property manager.

         Purchaser shall be responsible for obtaining an Owner's Title Insurance Policy provided, however, that Purchaser's obligation to proceed with the consummation of this transaction shall be conditioned upon there being no items listed on Schedule B of the Title Insurance Policy other than those listed on Schedule B of the Title Commitment (as hereinafter defined) that were either approved by Purchaser or as to which objection has been waived by Purchaser in accordance with the provisions of Section 6.5 of this Agreement.

         4.3 Purchaser's Performance. At the Closing, Purchaser will cause the Purchase Price to be delivered to the Title Company, will execute and deliver the Tenant Notices, the Assignment and Assumption of Leases and Security Deposits, the Assignment and Assumption of Borough of Camp Hill Agreement, and the Bill of Sale and General Assignment.

         4.4 Evidence of Authority; Miscellaneous. Both parties will deliver to the Title Company and each other such evidence or documents as may reasonably be required by the Title Company or either party hereto evidencing the power and authority of Seller and Purchaser and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the sale of the Property. Both parties will execute and deliver such other documents as are reasonably required to effect the intent of this Agreement.

                                   Article V.

                        Prorations of Rents, Taxes, Etc.
                        --------------------------------

         Real estate taxes for the year of closing shall be prorated as of 12:01 a.m. on the date of Closing either using actual tax figures or, if actual figures are not available, then using as a basis for said proration the most recent assessed value of the Real Estate multiplied by the current tax rate, with a subsequent cash adjustment to be made between Purchaser and Seller when actual tax figures are available. Purchaser acknowledges that the costs associated with the appeal of real estate taxes shall be treated as an expense of the Property, and to the extent tenant leases provide for payment of a portion of such costs, such amounts shall be prorated and reimbursed to Seller in accordance with this Article V. Personal property taxes, annual permit or inspection fees, sewer charges and other expenses normal to the operation and maintenance of the Property shall also be prorated as of 12:01 a.m. on the date of Closing. With respect to any property tax appeals or reassessments filed by Seller before or after the Closing Date for tax years prior to the tax fiscal year in which the Closing occurs, any and all payments received shall belong to Seller. Rents that have been collected for the month of the Closing will be prorated at the Closing, effective as of 12:01 a.m. on the date of the Closing. With regard to rents that are delinquent as of the date of the Closing, (i) no proration will be made at the Closing, (ii) Purchaser will make a good faith effort after the Closing to collect the rents in the usual course of Purchaser's operation of the Property, and (iii) Purchaser will apply all rents so collected first to the current rents, second to delinquent rents owed to Purchaser, third to costs of collection of any such delinquent rents, and the excess amount, if any, shall then be applied to delinquent rents owed to Seller. It is agreed, however, that Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Rents collected by Seller after the Closing Date shall be promptly delivered to Purchaser for allocation and distribution as set forth hereinabove.

         As of the Closing Date, Purchaser shall be entitled to a credit for any tenant deposits under the leases.

         Final readings on all gas, water and electric meters shall be made as of 12:01 a.m. on the date of closing, if possible. If final readings are not possible, gas, water and electricity charges will be prorated based on the most recent period for which costs are available. Any deposits made by Seller with utility companies shall be returned to Seller. Purchaser shall be responsible for making all arrangements for the continuation of utility services and Seller shall cooperate with Purchaser to the extent required to accomplish such continuation. After the Closing, Purchaser will assume full responsibility for all security deposits and advance rental deposits of current tenants of the Real Property currently held by Seller, which items will be itemized by Seller and credited to Purchaser at the Closing.

         All items (including taxes) that are not subject to an exact determination shall be estimated by the parties. When any item so estimated is, within twelve months after the Closing, capable of exact determination, the party in possession of the facts necessary to make the determination shall send the other party a detailed report on the exact determination so made and the parties shall adjust the prior estimate within thirty (30) days after both parties have received said reports.

         Notwithstanding the foregoing, Purchaser acknowledges that Seller reserves the right to any appeal of the real property tax assessments for the Property for the year 2002 and all years prior to the Closing. Seller agrees to cooperate and coordinate with Purchaser in connection with any appeal for tax year 2002. Seller further agrees to take no action that may prejudice any tax appeal rights that Purchaser may have for its period of ownership during tax year 2002.

         The provisions of this Article V shall survive the Closing.

                                   ARTICLE VI.

                     Purchaser Inspections and Contingencies
                     ---------------------------------------

         6.1 Document Inspection. Seller has made the following items relating to the Real Property available for review by Purchaser, to the extent in Seller's or its property manager's possession:

         1.       Copies of all service and maintenance agreements;

         2.       A rent roll of the tenants of the Property

         3.       Copies of all tenant leases

         4. Copies of any certificates of occupancy, licenses and permits and governmental approvals

         5.       Copies of any lease commission agreements

         6.       Copies of any major warranties currently in effect

         7.       Books and records of the Property

         8.       Copies of any environmental or engineering studies

         9.       Delinquency report

         10.      Copy of Seller's existing title policy, with exceptions

         11.      Seller's most recent survey of property

         12.      Copy of current operating budget

         13.      Any tax appeal documents

         14.      All plans and construction drawings

         15. Financial statements for the Property for the past three (3) years

         16.      Monthly operating statements for the past three (3) years

         17.      Real estate tax bills for the past three (3) years

         18.      Utility bills for the past twelve (12) months

         19. Detail on tenant by tenant basis for reimbursements for CAM, taxes and insurance with supporting schedule of expenses

Purchaser agrees that if for any reason the Closing is not consummated, Purchaser will immediately return to Seller all materials furnished to Purchaser pursuant to this Section 6.1. Seller agrees to provide its environmental consultants with written authorization to permit certification of all environmental reports to Purchaser. Seller agrees to authorize its environmental consultant, ATC Associates Inc. to issue a letter during the Feasibility Period stating that Purchaser may use and rely upon the environmental reports that it has prepared for the Real Property.

         6.2 Physical Inspection. In addition to the items set forth in Section 6.1, Seller will make the Property available for inspection by Purchaser and Purchaser may, at Purchaser's risk, conduct an engineering and/or market and economic feasibility study of the Property and undertake such physical inspection of the Property as Purchaser deems appropriate as soon as possible after the Effective Date of this Agreement. Such inspection shall be conducted at reasonable times upon reasonable oral or written notice to Seller's property manager. Seller shall have the right to designate a representative to accompany Purchaser's employees, agents, and independent contractors on any such inspections. Prior to its entry on the Property, Purchaser shall provide Seller with evidence of liability and property damage insurance coverage covering its activities under this Article, in an amount not less than $1,000,000, which insurance shall name Seller as an additional insured.

         Purchaser hereby agrees to pay, protect, defend, indemnify and save Seller harmless from, against, and with respect to, and to be responsible for any and all liabilities, obligations, claims (including mechanic's lien claims), damages, penalties, causes of action, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Seller in connection with or arising out of the entry upon the Real Property by Purchaser's employees, agents or independent contractors and the actions of such persons on the Real Property. In the event any part of the Property is damaged or excavated by Purchaser, its employees, agents or independent contractors, Purchaser agrees in the event its purchase hereunder is not consummated, to make such additional payments to Seller as may be reasonably required to return the Property to its condition immediately prior to such damage or excavation or, at Seller's option, to cause such work to be done. Notwithstanding any provision to the contrary herein, Purchaser's obligations under this subparagraph shall survive the expiration or termination of this Agreement, and shall survive Closing.

         6.3. Feasibility Period. Purchaser shall have a period ending September 10, 2002 (the "Feasibility Period") to conduct its inspection of the documents delivered in accordance with Section 6.1 and to conduct studies and a physical inspection of the Property as set forth in Section 6.2. On or before 5:00 p.m. Eastern Time of the last day of the Feasibility Period, Purchaser may, in its sole discretion without obligation to specify which aspect of its inspection was unsatisfactory, terminate this Agreement by providing a written notice to Seller so providing. Upon receipt of such notice, this Agreement shall terminate and Seller shall instruct the Escrow Holder to return the Deposit to Purchaser, less one-half of any escrow fee charged by the Escrow Holder, and neither party shall have any obligation to the other, except for the Surviving Covenants. If Purchaser fails to provide such notice of termination on or before 5:00 p.m. Eastern Time of the last day of the Feasibility Period, Purchaser shall be deemed to have approved such inspections and this Agreement shall remain in full force and effect.

         6.4. Survey Contingency. Seller shall submit to Purchaser a copy of Seller's most recent ALTA survey of the Real Property (the "Survey").

         Purchaser shall have until 5:00 p.m. Eastern Time on the last day of the Feasibility Period to object in writing to the Survey, including, without limitation, any objection to the boundaries set forth in the Survey and to the legal description. This contingency shall be deemed satisfied or waived if Seller has not received written notice of Purchaser's objection on or before such time and date. Any such written notice shall state all of Purchaser's objections with specificity. Upon receipt of such notice, Seller may, but shall not be obligated to, cure such objections. If Seller cures such objections within fifteen (15) days, or, if such objections are such that they cannot be cured within fifteen (15) days and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure (but in no event beyond forty-five (45) days unless agreed to by Purchaser), then this Agreement shall continue in force and effect, and the Closing Date shall be adjusted accordingly. If Seller is unable to, or chooses not to, cure such objections within the time permitted, this Agreement shall terminate, Seller shall instruct the Escrow Holder to return the Deposit to Purchaser, less one-half of any escrow fee charged by the Escrow Holder, and neither party shall have any further obligations hereunder except for the Surviving Covenants. Notwithstanding the foregoing, however, Purchaser may waive such objections that Seller is unable to or chooses not to cure, and upon receipt by Seller of such waiver in full from Purchaser within ten (10) days of notice from Seller that it is unable or chooses not to cure such objections, this Agreement shall remain in full force and effect with no reduction in the Purchase Price.

         If requested by Seller, Purchaser will confirm in writing whether this survey contingency has been satisfied and, if so, the date on which it was satisfied.

         6.5. Title Contingency. Promptly after execution of this Agreement, Purchaser shall obtain a commitment for an Owner's Title Insurance Policy (the "Title Commitment"), at Purchaser's sole expense, issued by the Title Company, together with legible copies of all items and documents referred to in the Title Commitment. The Title Commitment will commit the Title Company to issue the Owner's Title Policy to Purchaser at the Closing in the amount of the Purchase Price. Upon receipt of the Title Commitment and accompanying documents by Purchaser, Purchaser shall have until the last day of the Feasibility Period to state any objections in writing. This contingency shall be deemed satisfied or waived if such written notice of objection is not received by Seller before 5:00 p.m. Eastern Time on such date. Such written notice of objection shall state all of Purchaser's objections with specificity. Upon receipt of such notice, Seller may, but shall not be obligated to, cure such objections; provided, however that Seller agrees to remove any mortgages and remove or bond over any liens that are due and payable prior to the Closing Date. If Seller cures such objections within fifteen (15) days, or, if such objections are such that they cannot be cured within fifteen (15) days and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure, then this Agreement shall continue in full force and effect and the Closing Date shall be adjusted accordingly. If Seller is unable or chooses not to cure such objections within the time permitted, then this Agreement shall terminate, and Seller shall instruct the Escrow Holder to return the Deposit to Purchaser, less one-half of any escrow fee charged by the Escrow Holder, and neither party shall have any further obligations hereunder except for the Surviving Covenants. Notwithstanding the foregoing, however, Purchaser may waive such objections that Seller is unable or chooses not to cure within ten (10) days after receipt of a notice that Seller is unable or chooses not to cure such objections, and upon receipt by Seller of such waiver in full from Purchaser, this Agreement shall remain in full force and effect with no reduction in the Purchase Price.

         If requested by Seller, Purchaser will confirm in writing whether this title contingency has been satisfied and, if so, the date on which it was satisfied.

                                  Article VII.

                      Loss due to Casualty or Condemnation
                      ------------------------------------

         7.1 Loss due to Condemnation. In the event of a condemnation of all or a Substantial Portion (as hereinafter defined) of the Real Property which condemnation shall or would render a Substantial Portion of the Real Property untenantable, or if any portion of the building or parking area is taken, either party may, upon written notice to the other party given within ten (10) days of receipt of notice of such event, cancel this Agreement, in which event Seller shall instruct the Escrow Holder to return the Deposit to Purchaser, less one-half of any escrow fee charged by the Escrow Holder, this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that neither party elects to terminate, or if the condemnation affects less than a Substantial Portion or does not affect the building or parking area, then this Agreement shall remain in full force and effect, and Seller shall be entitled to all monies received or collected by reason of such condemnation prior to closing. In such event, the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that there will be an abatement of the Purchase Price equal to the amount of the net proceeds, less actual third party out of pocket costs and reasonable attorney's fees, that are received by Seller prior to Closing by reason of such condemnation. If the condemnation proceeding shall not have been concluded prior to the Closing, then there shall be no abatement of the Purchase Price and Seller shall assign any interest it has in the pending award to Purchaser. For purposes of this Section 7.1, a Substantial Portion shall mean a condemnation of in excess of $250,000 in value of the Real Property or a condemnation that gives Boscov's the right to terminate its lease.

         7.2 Loss due to Casualty. In the event of Substantial Loss or Damage (as hereinafter defined) to the Real Property by fire or other casualty (not resulting from acts of Purchaser), Purchaser may, upon written notice to Seller given within ten (10) days of receipt of notice of such event, cancel this Agreement in which event Seller shall instruct the Escrow Holder to return the Deposit to Purchaser, less one-half of any escrow fee charged by the Escrow Holder, and this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that neither party elects to terminate, or if the casualty results in less than Substantial Loss or Damage, then: (i) this Agreement shall remain in full force and effect and Seller shall be entitled to all insurance proceeds received or collected by reason of such damage or loss, whereupon the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that there will be abatement of the Purchase Price equal to the amount of the net proceeds, plus Seller's deductible, costs and attorney's fees that are received by Seller as a result of such damage or loss, provided that such abatement will be reduced by the amount expended by Seller in accordance with Article VIII hereof for restoration or preservation of the Property following the casualty, or (ii) Seller may, in its discretion, elect to repair or replace the damaged Property, the date of Closing shall be extended accordingly for up to, but not to exceed, an additional three (3) months, and there shall be no abatement of the Purchase Price in such case. For purposes of this Section 7.2, "Substantial Loss or Damage" shall mean loss or damage, the cost for repair of which exceeds $1,000,000 or which permits Boscov's to terminate its lease.

                                  Article VIII.

               Maintenance of the Property; Leasing Before Closing
               ---------------------------------------------------

         Between the Effective Date and the Closing, Seller shall keep the Property insurance in full force and effect, maintain the Property in good repair, reasonable wear and tear excepted, shall perform all work required to be done under the terms of any lease or agreement relating to the Property, and shall timely make all repairs, maintenance and replacements of equipment or improvements, the same as though Seller were retaining the Property; except that in the event of a fire or other casualty, damage or loss, Seller shall have no duty to repair said damage, other than as stated in Section 7.2 above. However, Seller may repair any such damage with Purchaser's prior, written approval and may, without Purchaser's approval, repair damage where such repair is necessary in Seller's reasonable opinion to preserve and protect the health and safety of tenants of the Property or to preserve the Property from imminent risk of further damage or if required to do so by Seller's insurance carrier. Any such emergency repairs shall be reported to Purchaser within forty-eight (48) hours after their commencement. During the period after the Effective Date and prior to the Closing, Seller shall not amend any existing lease in any material respect and shall not lease any portion of the Real Property unless such lease has been approved in writing by Purchaser. Seller's request for approval shall include a copy of any leasing commission agreement, a quote for the cost of any tenant improvements and a copy of the proposed lease. Any such proposed lease shall be on Seller's standard form of lease and, (i) during the Feasibility Period shall be reviewed and approved or rejected within two (2) business days after receipt thereof by Purchaser; and (ii) after the Feasibility Period and prior to Closing shall be reviewed and approved or rejected within five (5) business days after receipt thereof by Purchaser, approval during both time periods not to be unreasonably withheld. Failure to approve or reject such proposed lease within such applicable time periods shall be deemed approval. If the proposed lease is rejected, then Seller shall not enter into such lease. With respect to any leases entered into between the Effective Date hereof and the Closing Date, Purchaser shall pay the unamortized cost (based on the number of months in the entire term of the lease for which rent is paid and the number of such months that shall have occurred as of the date of the Closing) of all tenant improvements and commercially reasonable third-party leasing commissions with respect thereto. Between the Effective Date and the Closing Date, Seller shall not enter into any new or modify any current service or maintenance contracts for the Property the term(s) of which extend beyond the Closing Date.

                                   Article IX.

                                     Broker
                                     ------

         Purchaser and Seller represent to each other that they have dealt with no agent or broker who in any way has participated as a procuring cause of the sale of the Property, except Metro Commercial Real Estate, Inc. ("Broker"). Seller shall pay any commission due Broker at the Closing, and Broker shall be responsible for paying any applicable co-broker under terms of any separate agreement between the parties. Purchaser and Seller each agree to defend, indemnify and hold harmless the other for any and all judgments, costs of suit, attorneys' fees, and other reasonable expenses which the other may incur by reason of any action or claim against the other by any broker, agent, or finder with whom the indemnifying party has dealt arising out of this Agreement or any subsequent sale of the Property to Purchaser, except for the above-described commissions, which shall be paid by Seller. The provisions of this Article IX shall survive the Closing and any termination of this Agreement.

                                   Article X.

                         Representations and Warranties
                         ------------------------------

         10.1 Limitations on Representations and Warranties. Purchaser hereby agrees and acknowledges that, except as set forth in Section 10.2 below, neither Seller nor any agent, attorney, employee or representative of Seller has made any representation whatsoever regarding the subject matter of this sale, or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the Property or the capabilities thereof, and that Purchaser, in executing, delivering and/or performing this Agreement, does not rely upon any statement and/or information to whomever made or given, directly or indirectly, orally or in writing, by any individual, firm or corporation. Purchaser agrees to take the Real Property and the Personal Property "as is," as of the date hereof, reasonable wear and tear, excepted. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE SUITABILITY THEREOF FOR ANY PURPOSE FOR WHICH PURCHASER MAY DESIRE TO USE IT, EXCEPT AS SET FORTH IN SECTION 10.2 HEREOF. SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND, EXCEPT AS SET FORTH IN SECTION 10.2 HEREOF, ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE PROPERTY. PURCHASER, BY ACCEPTANCE OF THE DEED, AGREES THAT IT HAS INSPECTED THE PROPERTY AND ACCEPTS SAME "AS IS" AND "WITH ALL FAULTS".

         Purchaser understands that any financial statements and data, including, without limitation, gross rental income, operating expenses and cash flow statements, to be made available by Seller to Purchaser, will be unaudited financial statements and data not prepared or reviewed by independent public accountants, and, With the exception of the Rent Roll, that Seller makes no representation as to the accuracy or completeness thereof.

         10.2 Representations and Warranties of Seller. Seller makes the following representations and warranties and agrees that Purchaser's obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties, both as of this date and as of the date of the
Closing:

         (a) Seller has the corporate power and authority to enter into this Agreement and convey the Property to Purchaser.

         (b) Except as set forth below in this subparagraph with respect to Boscov's, and except for those tenants and licensees in possession of the Real Property under written leases or license agreements for space in the Real Property, as shown in the Rent Roll, to the best of Seller's knowledge there are no parties in possession of, or claiming any possession to, any portion of the Real Property as lessees, tenants at sufferance, licensees, trespassers or otherwise. Boscov's is currently utilizing sections of the basement in the Improvements for storage. There is no written lease or license agreement for such space and Seller is currently negotiating with Boscov's to enter into a license agreement therefor or to cause Boscov's to vacate the basement storage space.

         (c) The certified Rent Roll attached hereto is and the updated Rent Roll for the Real Property, which shall be delivered at the Closing, will be true, correct and complete as of the date set forth thereon; no tenant will be entitled to any rebates, rent concessions, or free rent (other than as reflected in said Rent Roll) and no rents due under any of the tenant or other leases will have been assigned, hypothecated, or encumbered, to any party except pursuant to documents to be released at Closing.

         (d) There are no attachments or executions affecting the Property, general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, pending or, to the best of Seller's knowledge, threatened against Seller.

         (e) To the best of Seller's knowledge, during the period of Seller's ownership of the Property, Seller has not itself, and to the best of Seller's knowledge, except as set forth in the Phase I Environmental Site Assessment issued by ATC dated October 31, 2000, for the Camp Hill Mall, no prior owner, or current or prior tenant, or other occupant of all or any part of the Property at any time has, used Hazardous Materials (hereinafter defined) on, from, or affecting the Property in any manner that violates any Environmental Laws, and to the best of Seller's knowledge no Hazardous Materials have been disposed of or exist on the Property. "Hazardous Materials" shall mean those substances which are contained in any list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or any list of toxic pollutants designated by Congress or the EPA or which are defined as pollutant, infectious, flammable, radioactive, or hazardous or toxic to health or the environment by any federal, state or local environmental laws, regulations, ordinances or code, including asbestos, radon, urea formaldehyde, petroleum, petroleum by products and polychlorinated biphenyls. For purposes of this subsection (f) the phrase "Environmental Laws" shall mean any currently in effect applicable federal, Commonwealth of Pennsylvania or local laws, regulations, ordinances or codes to the extent the same regulate or impose liability or standards of conduct concerning the actual or alleged use, storage, treatment, transportation, manufacture, processing, handling, production or disposal of any Hazardous Materials.

         (f) There are no employees of Seller or any independent contractor or agent of Seller who will remain employed by Seller at the Property after the Closing.

         (g) To the best of Seller's knowledge, no person, firm, corporation or entity other than Purchaser has any right or option to acquire ownership of the Premises or any portion thereof. No person, firm, corporation or entity other than Purchaser will obtain such right or option as a result of the execution of this Agreement.

         (h) To Seller's knowledge, no special assessment with respect to the Property is being contemplated, nor are there any tax reduction proceedings currently pending with respect to the Property, except as otherwise disclosed to Purchaser.

         10.3 Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties and agrees that Seller's obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties, both as of this date and as of the date of the
Closing:

              (a) Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material terms of its limited partnership agreement. At Closing, Purchaser's assignee will be authorized to do business in the Commonwealth of Pennsylvania,

              (b) Purchaser is acting as principal in this transaction with authority to close the transaction.

              (c) No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

              (d) Subject to Seller's representations and warranties in this Agreement, Purchaser acknowledges that it will have had the opportunity to inspect the Property fully and completely at its expense in order to ascertain to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.

              (e) Unless otherwise disclosed to Seller in writing, neither Purchaser nor any officer, shareholder or affiliate of or principal in Purchaser is other than a citizen of, or partnership, corporation or other form of legal person domesticated in, the United States of America.

              (f) Purchaser will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and covered under Title I, Part 4 of ERISA or Section 4975 of the Internal Revenue Code of 1988, as amended, in the performance of its obligations hereunder.

         10.4 Seller's Knowledge. Whenever the term "to the best of Seller's knowledge" is used in this Agreement or in any representations and warranties given to Purchaser at Closing, such knowledge shall be the actual knowledge of Stephen J. Olstein, the asset manager assigned to the Real Property by CIGNA Investments, Inc., authorized agent for Seller, after review of his files created from and after assuming his asset management duties for the Real Property and after inquiry of Seller's property manager and of Seller'Don Morin. Seller shall have no duty to conduct any further inquiry in making any such representations and warranties, and no knowledge of any other person shall be imputed to Mr. Olstein. Purchaser acknowledges that Seller took title to the Property via a deed-in-lieu of foreclosure on November 10, 2000, and that Seller has limited records and knowledge pertaining to prior periods of time.

         10.5 Survival. All representations and warranties contained in Sections
10.2 and 10.3 will survive the Closing (but only as to the status of facts as they exist as of the Closing, it being understood that Seller and Purchaser make no representations or warranties which would apply to changes or other matters occurring after the Closing), but shall expire on the date one year from the date of Closing, and no action on such representations and warranties may be commenced after such expiration.

                                   Article XI.

                           Liability Surviving Closing
                           ---------------------------

         Neither Seller nor any independent property manager which Seller has hired to manage the Property shall, by entering into this Agreement, become liable for any costs or expenses incurred by Purchaser subsequent to the date of Closing, including: any labor performed on, or materials furnished to, the Real Property, or for any leasing commissions or other fees or commissions due for renewals or extensions of existing leases or otherwise, or for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges thereafter due to any governmental authority, or for any other charges or expenses whatsoever pertaining to the Property or to the ownership, title, possession, use, or occupancy of the Property, whether or not such costs and expenses were incurred pursuant to obligations of Purchaser under this Agreement (including, without limitation, any costs of compliance with presently-existing and future environmental laws, any environmental remediation costs, and any costs of, or awards of damages for, damage to the environment, to natural resources, or to any third party, it being the intent of this Agreement, as between Purchaser and Seller, to shift all such liability to Purchaser, except for any liability of Seller under the provisions of Article X hereof), and Purchaser hereby agrees to defend, indemnify and hold Seller and any independent property manager hired by Seller, harmless from any such liability for such costs and expenses. Notwithstanding the foregoing, Purchaser shall have no liability (i) to Seller for any third-party claims that arose and are attributable time periods prior to the time of Purchaser's ownership; or (ii) to Seller's property manager with respect to Seller's existing property management agreement, which shall be cancelled effective as of the Closing Date. The provisions of this Article XI shall survive the Closing.

                                  Article XII.

                                   Assignment
                                   ----------

         This Agreement may not be assigned or transferred by Purchaser to any party other than an entity in which Purchaser has a direct or indirect controlling interest without the prior written consent of Seller. Seller's consent to an assignment of this Agreement shall not be deemed to be a consent to any subsequent transfer or assignment. No assignment shall relieve Purchaser of any of its obligations under this Agreement.

                                  Article XIII.

                                     Notices
                                     -------

         All notices hereunder or required by law shall be sent via facsimile transmission to the parties numbers set forth below, via United States Mail, postage prepaid, certified mail, return receipt requested, or via any nationally recognized commercial overnight carrier with provisions for receipt, addressed to the parties hereto at their respective addresses set forth below or as they have theretofore specified by written notice delivered in accordance herewith:

PURCHASER:                         Cedar Income Fund Partnership, L.P.
                                   c/o Cedar Bay Realty Advisors, Inc.
                                   44 South Bayles Ave.
                                   Port Washington, NY  11050
                                   Attn:  Leo S. Ullman
                                   Phone: 516 944-4525
                                   Fax:   516 944-6497

with a copy to:                    Cedar Bay Realty Advisors, Inc.
                                   44 South Bayles Avenue
                                   Port Washington, NY 11050
                                   Attn:  Stuart H. Widowski, Esq.
                                   Phone: 516-944-4529
                                   Fax:   516-767-6497

SELLER: Connecticut General Life Insurance Company c/o CIGNA Retirement and Investment Services. Real Estate Asset Management, H-11C
                                   280 Trumbull Street
                                   Hartford, CT  06103
                                   Attn:  Stephen J. Olstein
                                   Phone: 860 534-5145
                                   Fax:   860 534-4274

with a copy to:                    CIGNA Corporation
                                   c/o CIGNA Retirement and Investment Services.
                                   Real Estate Law,  H-11F
                                   280 Trumbull Street
                                   Hartford, CT  06103
                                   Attn:  Lisa C. Riccio, Esq.
                                   Phone: 860 534-7879
                                   Fax:   860 534-8446

If to Escrow Holder:               New York Land Services, Inc.
                                   630 Third Avenue, 5th Floor
                                   New York, NY  10017
                                   Attn:  Anthony Della Salla
                                   Phone: 212-490-2277
                                   Fax:   212-490-8012


         The effective date of any notice given as aforesaid shall be the date on the confirmation of transmission of any facsimile delivery, one (1) Business Day after delivery to such overnight delivery service, or three (3) Business Days after being deposited in the United States mail, in accordance with the provisions as set forth herein, as applicable.

                                  Article XIV.

                                    Expenses
                                    --------

         Seller shall pay its own attorney's fees, its own administration fees and expenses, one-half of the realty transfer fee, any additional sales or conveyance taxes that are levied in connection with the sale but not those imposed with respect to Purchaser's mortgage financing or Section 1031 exchange, if any, and one-half of any escrow fee charged by the Escrow Holder. All other costs and expenses related to the transaction or this Agreement including but not limited to any update of the Survey, the Owner's Title Policy, one-half of the realty transfer fee, all of Purchaser's attorneys' fees and expenses, recording charges, any mortgage tax, any additional sales or conveyance taxes levied in connection with Purchaser's Section 1031 exchange, if any, one half of any escrow fee charged by the Escrow Holder, and any Title Policy premium required by any mortgagee of Purchaser (if any) shall be paid by Purchaser, notwithstanding any local practice to the contrary.

                                   Article XV.

                                   Assessments
                                   -----------

         15.1 Seller shall be responsible to pay for all assessments for any improvements (including, but not limited to, roads, curbs, sewer lines and the like) which serve the Property, provided such improvements are completed and assessments levied against the Property, prior to the Closing Date; and, if Closing is consummated, Purchaser shall be responsible to pay for all improvements completed and/or assessments levied against the Property after the Closing Date.

         15.2 If at Closing the Property, or any portion or portions thereof, shall be affected by any assessments that are required to be paid by Seller pursuant to the provisions of this Article XV and that are payable in annual or other installments then for the purposes of this Agreement, Seller shall be responsible to pay only the installment or installments due prior to the Closing Date and, if Closing is consummated, Purchaser shall be responsible to pay all installments due after the Closing.

                                  Article XVI.

                            Zoning; Violation Notices
                            -------------------------

         16.1 Pursuant to the requirements of Pennsylvania law, Seller represents that:

              (a) The present use of the Property is in compliance with zoning; and

              (b) Seller has received no notices of uncorrected violations of the housing, building, safety or fire ordinances except as set forth on Exhibit K attached hereto (the "Existing Violations").

         16.2 If required by local law, Seller shall furnish Purchaser a Certification Statement respecting the Property issued by the applicable governmental office, as required by local law] indicating compliance with the provisions of this Article XVI dated no earlier than 30 days prior to Closing.

         16.3 Purchaser understands that Seller shall not cure, prior to Closing, any Existing Violations. If Seller or Purchaser receives notice of any other violations after the end of the Feasibility Period and prior to Closing, from any governmental or quasi-governmental authority, the receiving party shall promptly notify the other party of such notice of violation. In such event, Purchaser may elect either (a) to proceed to Closing by delivering notice of such fact to Seller within ten (10) days after receipt of said notice of violation or (b) to terminate this Agreement by delivering notice of termination to Seller within ten (10) days after receipt of said notice of violation. If Purchaser elects to proceed to Closing, Purchaser shall be responsible for the cure of all violations against the Property, which Seller has no obligation to cure as set forth above. If Purchaser sends Seller a notice of termination, Seller may elect to cure such violation by notifying Purchaser in writing within two (2) business days after receipt of Purchaser's notice of termination. In such event this Agreement will continue in full force and effect. If Purchaser does not deliver timely notice of termination to Seller, Purchaser shall be deemed to have accepted such violation, and this Agreement shall remain in full force and effect. If Seller does not deliver timely notice to Purchaser of its decision to cure the violation, Seller shall be deemed to have accepted Purchaser's notice of termination. In such event, Seller shall direct the Title Company to return the Deposit to Purchaser and neither party shall have any further obligation to the other except for the Surviving Covenants.

                                  Article XVII.

                                  Miscellaneous
                                  -------------

         17.1 Successors and Assigns. All the terms and conditions of this Agreement are hereby made binding upon the executors, heirs, administrators, successors and permitted assigns of both parties hereto.

         17.2 Gender. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         17.3 Captions. The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

         17.4 Construction. No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provisions.

         17.5 Entire Agreement. This Agreement constitutes the entire contract between the parties hereto and there are no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party.

         17.6 Recording. The parties agree that this Agreement shall not be recorded. If Purchaser causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of the Seller.

         17.7 No Continuance. Purchaser acknowledges that there shall be no assignment, transfer or continuance of any of Seller's insurance coverage or of the property management contract.

         17.8 Time of Essence. Time is of the essence in this transaction.

         17.9 Original Document. This Agreement may be executed by both parties in counterparts in which event each shall be deemed an original.

         17.10 Governing Law. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder, shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

         17.11 Intentionally omitted.

         17.12 Confidentiality. Purchaser and Seller agree that all documents and information concerning the Property delivered to Purchaser, the subject matter of this Agreement, and all negotiations will remain confidential. Purchaser and Seller will disclose such information only to those parties required to know it, including, without limitation, employees of either of the parties, consultants and attorneys engaged by either of the parties, and prospective or existing investors and lenders. The provisions of this Section
17.12 survive any expiration or termination of this Agreement and shall terminate upon Closing.

         17.13 Surviving Covenants. Notwithstanding any provisions hereof to the contrary, the Purchaser's obligations under the last paragraph of Section 6.1 and Section 17.12 shall survive any termination of this Agreement, the last paragraph of Section 6.2 and Article IX and Article XIV, and the Escrow Instructions shall survive the Closing and any termination of this Agreement, the provisions of Articles V, XI and XVII (other than Section 17.12) shall survive the Closing, and the provisions of Article X shall survive the Closing for one (1) year (collectively, the "Surviving Covenants").

         17.14 Approval. Seller's obligation to perform its duties hereunder is contingent upon approval of the transaction by all required boards and committees in accordance with the standard policies and procedures of CIGNA Investments, Inc. Seller will seek such approvals commencing on the Effective Date hereof and will notify Purchaser promptly of the decision of such boards and committees. If the transaction is not approved, then Seller may terminate this Agreement by giving notice thereof to Purchaser, whereupon the Deposit shall be returned to Purchaser plus Purchaser's actual third-party out of pocket expenses up to a maximum of Thirty Thousand Dollars ($30,000) and neither party shall have any further rights or duties hereunder except for the Surviving Covenants.

         17.15 8-K and Audit Requirements. For the period of time commencing on the Closing Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Purchaser, provide Purchaser and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller's ownership and operation of the Premises, which information is relevant and reasonably necessary, in the opinion of Cedar Income Fund, Ltd.'s ("Cedar") outside, third party accountants (the "Accountants"), to enable Cedar and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"); (b) any other rule issued by the Commission and applicable to Cedar; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, Cedar; provided, however, that in any such event(s), Purchaser shall reimburse Seller for those third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement, including without limitation, a representation letter in such form as is reasonably required by Purchaser, signed by the individual(s) responsible for Seller's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required to assist the Accountants in rendering an opinion on such financial statements.

         17.16 Business Day. As used in this Agreement, the term "Business Day" or "Business Days", shall mean any day other than a Saturday, a Sunday, or a day on which banks are closed in Pennsylvania.

                         [SIGNATURES ON FOLLOWING PAGES]

         EXECUTED BY PURCHASER this _____ day of ______________, 2002.


                                        PURCHASER:

                                        CEDAR INCOME FUND PARTNERSHIP, L.P.
                                        INC., a Delaware limited partnership
                                        By:  Cedar Income Fund, Ltd., a Maryland
                                             corporation, general partner

                                             By:  ______________________________
                                                  Name:
                                                  Title:

                       [SIGNATURES CONTINUED ON NEXT PAGE]

         EXECUTED BY SELLER this _____ day of ___________________, 2002.


                                        SELLER:

                                        CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY, a Connecticut corporation

                                        By:  CIGNA Investments, Inc., a Delaware
                                             corporation, its authorized
                                             signatory


                                             By:  ______________________________
                                                  Name:
                                                  Title:

Escrow Holder acknowledges receipt of three (3) originals of this Agreement executed by Seller and Purchaser and receipt of the Deposit this _____ day of _______________, 2002 (the "Effective Date"), and agrees that it shall hold the Deposit in accordance with the terms of this Agreement and the Escrow Instructions.



                                             ESCROW HOLDER:


                                             NEW YORK LAND SERVICES, INC.



                                             By: _______________________________
                                                 Name:
                                                 Title:

                         AGREEMENT OF PURCHASE AND SALE

                                     BETWEEN

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                       AND

                       CEDAR INCOME FUND PARTNERSHIP, L.P.












         Camp Hill Mall
         Camp Hill Pennsylvania

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

Article 1         Property                                                1

Article 2         Purchase Price and Deposits                             2

Article 3         Failure to Close                                        3
        3.1       Purchaser's Default                                     3
        3.2       Seller's Default                                        3

Article 4         Closing and Transfer of Title                           3
        4.1       Closing                                                 3
        4.2       Closing Procedure                                       4
        4.3       Purchaser's Performance                                 5
        4.4       Evidence of Authority; Miscellaneous                    5

Article 5         Prorations of Rents, Taxes, Etc.                        5

Article 6         Purchaser Inspections and Contingencies                 7
        6.1       Document Inspection                                     7
        6.2       Physical Inspection                                     7
        6.3       Feasibility Period                                      8
        6.4       Survey Contingency                                      8
        6.5       Title Contingency                                       9

Article 7         Loss due to Casualty or Condemnation                   10
        7.1       Loss due to Condemnation                               10
        7.2       Loss due to Casualty                                   10

Article 8         Maintenance of the Property                            11

Article 9         Broker                                                 12

Article 10        Representations and Warranties                         12
        10.1      Limitations on Representations and Warranties          12
        10.2      Representations and Warranties of Seller               13
        10.3      Representations and Warranties of Purchaser            14
        10.4      Seller's Knowledge                                     15
        10.5      Survival                                               15

Article 11        Liability Surviving Closing                            15

Article 12        Assignment                                             16

Article 13        Notices                                                16

                                                                       Page
                                                                       ----


Article 14        Expenses                                               17

Article 15        Miscellaneous                                          18
        15.1      Successors and Assigns                                 18
        15.2      Gender                                                 18
        15.3      Captions                                               18
        15.4      Construction                                           18
        15.5      Entire Agreement                                       18
        15.6      Recording                                              18
        15.7      No Continuance                                         18
        15.8      Time of Essence                                        18
        15.9      Original Document                                      19
        15.10     Governing Law                                          19
        15.11     Acceptance of Offer                                    19
        15.12     Confidentiality                                        19
        15.13     Surviving Covenants                                    19
        15.14     Approval                                               19
        15.15     Business Day                                           20

                  Exhibit A -  Description of Land
                  Exhibit B -  Rent Roll
                  Exhibit C -  Special Warranty Deed
                  Exhibit D -  Bill of Sale and General Assignment
                  Exhibit E -  Assignment and Assumption of Leases and Security
                               Deposits
                  Exhibit F - Form of Seller's Affidavit of Non-Foreign Status Exhibit G - Escrow Instructions
                  Exhibit H -  Borough of Camp Hill Agreement for Completion and
                               Guarantee of Plan Improvements
                  Exhibit I  - Required Estoppel Certificates
                  Exhibit J -  Form of Lease Estoppel Certificate
                  Exhibit K -  Uncorrected Violations Of Housing, Building,
                               Safety Or Fire Ordinances

                                    EXHIBIT A

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                               Description of Land
                               -------------------

ALL THAT CERTAIN tract of ground situate in the Borough of Camp Hill and the Township of East Pennsboro, County of Cumberland and Commonwealth of Pennsylvania, bounded and described as follows, to wit:

BEGINNING at a point, said point being the right-of-way intersection of the southern right-of-way line of Trindle Road and the western right-of-way line of South 22nd Street; thence along the western right-of-way line of South 32nd Street, south 40 degree 33 minutes 00 seconds east, a distance of 134.51 feet to a point; thence along the same, south 10 degrees 26 minutes 00 seconds east, a distance of 461.34 feet to a point; thence along the same, south 11 degrees 48 minutes 00 seconds east, a distance of 870.92 feet to a point; thence along land of Commonwealth of Pennsylvania, Ramp "H" Harrisburg Expressway the following seven (7) courses: (1) south 78 degrees 12 minutes 00 seconds west, a distance of 14.00 feet to a point; thence (2) on an arc of a curve curving to the right having a radius of 394.00 feet, an arc length of 368.30 feet to a point; thence
(3) south 41 degrees 45 minutes 28 seconds west, a distance of 511.18 feet to a point; thence (4) south 56 degrees 19 minutes 00 seconds west, a distance of
198.36 feet to a point; thence (5) along an arc of a curve curving to the right having a radius of 364.00 feet, an arc length of 247.77 feet to a point; thence
(6) south 05 degrees 19 minutes 00 seconds west, a distance of 16.00 feet to a point; thence (7) north 84 degrees 41 minutes 00 seconds west, a distance of
86.77 feet to a point; thence along land now or late of Pennsylvania Real Estate Investment Trust the following four (4) courses: (1) north 24 degrees 49 minutes 00 seconds west, a distance of 99.92 feet to a point; (2) thence north 65 degrees 11 minutes 00 seconds east, a distance of 15.00 feet to a point; (3) thence north 24 degrees 49 minutes 00 seconds west, a distance of 120.00 feet to a point; (4) thence north 64 degrees 26 minutes 00 seconds east, a distance of
303.09 feet to a point; thence along the same, land now or late of Hampden Industrial Development Authority and land now or late of Charles Adler & Sons, Inc., north 24 degrees 49 minutes 00 seconds west, a distance of 1,633.31 feet to a point on the southern right-of-way line of Trindle Road; thence along said right-of-way line, north 65 degrees 21 minutes 00 seconds east, a distance of 1,184.06 feet to a point the point of BEGINNING.

BETING THE SAME PREMISES which Camp Hill Shopping Center, Inc., a Pennsylvania Corporation, conveyed unto Mid-Island Properties, Inc., a Pennsylvania Corporation, by deed dated August 19, 1970 and recorded September 8, 1970, in the Recorder's Office in and for Cumberland County, PA in Record Book U, Volume 23, Page 145.

BEING THE SAME PREMISES which Theodore S. Halteman, Sylvan M. Cohen, Jack Farber, William R. Dimeling, Samuel J. Korman, Morris A. Kravitz, Marvin Orleans and Martin G. Bergman, as Trustees under Trust Indenture last amended and restated December 17, 1971 and recorded in Montgomery County, Pennsylvania in Deed Book 3757, Page 307, designated as Pennsylvania Real Estate Investment Trust, conveyed unto Mid-Island Properties, Inc., a Pennsylvania corporation, by deed dated September 23, 1984 and recorded October 2, 1984, in the Recorder's Office in and for Cumberland County, PA in Record Book X, Volume 30, Page 532.

                                    EXHIBIT B

                                       TO

                         AGREEMENT OF PURCHASE AND SALE



                                    Rent Roll
                                    ---------

                       [The Rent Roll follows this page.]

                                    EXHIBIT C

                                       TO

                         AGREEMENT OF PURCHASE AND SALE



                              Special Warranty Deed
                              ---------------------


             [The form of Special Warranty Deed follows this page.]

                              SPECIAL WARRANTY DEED



                  PENNSYLVANIA STATUTORY FORM OF WARRANTY DEED
                         TO BE USED FOR THIS TRANSACTION

                                    EXHIBIT D

                                       TO

                         AGREEMENT OF PURCHASE AND SALE



                       Bill of Sale and General Assignment
                       -----------------------------------


      [The form of Bill of Sale and General Assignment follows this page.]

                       BILL OF SALE AND GENERAL ASSIGNMENT




         Concurrently with the execution and delivery hereof, CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Assignor"), is conveying to ________________________________, a _____________________
("Assignee"), by Special Warranty Deed, that certain tract of land together with the improvements thereon (the "Property") lying and being situated in the Borough of Camp Hill, Township of East Pennsboro, County of Cumberland, and Commonwealth of Pennsylvania, and being more particularly described in Exhibit A, attached hereto and made a part hereof.

         It is the desire of Assignor to hereby assign, transfer, set over and deliver to Assignee all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery and other items of personal property, if any, affixed or attached to, or placed or situated upon, the Property, except those not owned by Assignor and any and all other incidental rights and appurtenances relating thereto, all as more fully described below (such properties being collectively called the "Assigned Properties").

         NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER to Assignee, its successors and assigns, effective as of the date hereof, all of the Assigned Properties, without warranty (whether statutory, express or implied), including, without limitation the following:

         1. All furnishings, fittings, equipment, appliances, apparatus, machinery fixtures and all other personal property of every kind and character (both tangible and intangible), if any, owned by Assignor and located in or on the Property;

         2. All of Assignor's interest in and to all use, occupancy, building and operating permits, licenses and approvals, if any, issued from time to time with respect to the Property or the Assigned Properties;

         3. All of Assignor's interest in and to the maintenance, service and supply contracts, if any, set forth on Exhibit __ attached hereto, relating to the Property or the Assigned Properties (to the full extent same are assignable);

         4. All of Assignor's interest in and to all existing and assignable guaranties and warranties (express or implied), if any, issued in connection with the construction, alteration and repair of the Property and/or the purchase, installation and the repair of the Assigned Properties;

         5. All rights which Assignor may have to use any names commonly used in connection with the Property, if any; and

         6. All rights, which Assignor may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Assignor and related to or used in connection with the existing business operation of the Property.

         TO HAVE AND TO HOLD the Assigned Properties, subject as aforesaid, unto Assignee, its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Assignor, but not otherwise, subject to all terms and provisions hereof and subject to the same Permitted Encumbrances listed and described on Exhibit B to that certain Special Warranty Deed of even date herewith from Assignor to Assignee.

         ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE ASSIGNED PROPERTIES OR THE SUITABILITY THEREOF FOR ANY PURPOSE THAT ASSIGNEE MAY DESIRE TO USE IT. ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES AS TO MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE ASSIGNED PROPERTIES. ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE ASSIGNED PROPERTIES AND ACCEPTS SAME IN THEIR PRESENT CONDITION, "AS IS" AND "WITH ALL FAULTS."

         Assignor on behalf of itself and its successors and assigns does hereby agree to indemnify and hold Assignee, its successors and assigns, harmless from all obligations accruing under the maintenance, service and supply contracts assigned hereby and any liabilities arising out of events occurring thereunder, prior to the date hereof but not thereafter.

         Assignee on behalf of itself, its successors and assigns, hereby agrees to assume and perform all obligations accruing under the maintenance, service and supply contracts from and after the date hereof, and Assignee on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Assignor, its successors and assigns, harmless from all such obligations and any liabilities arising out of events occurring thereunder from and after the date hereof.

         This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale and General Assignment to be executed as of the _____ day of _______________________, 2002.

                                              ASSIGNOR:

                                              CONNECTICUT GENERAL LIFE INSURANCE
                                              COMPANY, a Connecticut corporation

                                              By:  CIGNA Investments, Inc., a
                                                   Delaware corporation, its
                                                   authorized signatory


                                                   By  _________________________
                                                       Name:
                                                       Title:


                                                   ASSIGNEE:

                                                   __________________________, a
                                                   _________________


                                                   By:  ________________________
                                                        Name:
                                                        Title:

                                    EXHIBIT E

                                       TO

                         AGREEMENT OF PURCHASE AND SALE



            Assignment and Assumption of Leases and Security Deposits
            ---------------------------------------------------------


              [The form of Assignment and Assumption of Leases and
                      Security Deposits follows this page.]

                          ASSIGNMENT AND ASSUMPTION OF
                          LEASES AND SECURITY DEPOSITS



        THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is executed as of this _____ day of ________________, 2002, by CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Seller"), and _____________________, a ______________________ ("Purchaser").

        Purchaser is this day purchasing from Seller and Seller is conveying to Purchaser the real property described on Exhibit A attached hereto and made a part hereof together with all improvements thereon and appurtenances thereto (herein called the "Property"). The Property is occupied by various tenants (herein called the "Tenants") claiming under written space leases listed and described on Exhibit B attached hereto and made a part hereof (the "Leases"). Seller has required certain of the Tenants to pay and has collected from such Tenants a security or other deposit, a list of which deposits and the Tenants from whom the deposits were collected being set forth on Exhibit B attached hereto and made a part hereof (herein the total of all such deposits are referred to as the "Security Deposits"). Seller desires to transfer and assign all of Seller's right, title and interest in and to: (i) the Leases and (ii) the Security Deposits.

        NOW, THEREFORE in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby transfers and assigns to Purchaser, effective as of the date hereof, all right, title and interest of Seller in and to: (i) the Leases and (ii) the Security Deposits.

        Seller on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Purchaser, its successors and assigns, harmless from and against all liabilities arising out of events occurring under the Leases prior to the date hereof but not thereafter, provided, however, that the foregoing indemnity shall not imply any warranty or indemnity with respect to compliance with environmental and land use laws or the use, generation or disposal of hazardous materials, such matters being governed solely by the terms of that certain Agreement of Purchase and Sale between Seller and Purchaser having an Effective Date (as defined therein) of ___________, 2002.

        Purchaser on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Seller, its successors and assigns harmless from all liabilities arising out of events occurring under the Leases from and after the date hereof; provided, however, Purchaser shall not be liable under this indemnity for or with respect to any inaccuracies set forth in Exhibit B.

        Purchaser hereby assumes all obligations: (i) of the landlord under the Leases arising from and after the date hereof, and (ii) under the Leases to pay or account for the Security Deposits hereby transferred to Purchaser.

        It is specifically agreed that Seller does not hereby transfer or assign to Purchaser and Purchaser does not hereby assume liability for, any deposits other than as set forth on Exhibit B.

        This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

        The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns.


                        [SIGNATURES FOLLOW ON NEXT PAGE]

        EXECUTED as of the day and year first written above.

                                              SELLER:

                                              CONNECTICUT GENERAL LIFE INSURANCE
                                              COMPANY, a Connecticut corporation

                                              By:  CIGNA Investments, Inc., a
                                                   Delaware corporation, its
                                                   authorized agent


                                                   By:  ________________________
                                                        Name:
                                                        Title:


                                              PURCHASER:

                                              _________________________________,
                                              a ________________________________


                                              By: ______________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT F

                                       TO

                         AGREEMENT OF PURCHASE AND SALE



    [The form of Seller's Affidavit of Non-Foreign Status follows this page.]
    -------------------------------------------------------------------------

                FORM OF SELLER'S AFFIDAVIT OF NON-FOREIGN STATUS


STATE OF CONNECTICUT)
                    )  ________________, 2002
COUNTY OF HARTFORD  )

I, _______________________, as _______________________ of CONNECTICUT GENERAL
LIFE INSURANCE COMPANY ("Seller"), being duly authorized to make this affidavit on behalf of Seller and being duly sworn, do depose and say, that:

1. Seller's taxpayer identification number is ____________________.

2. Seller is not a "foreign person" within the meaning of Section 1445(f)(3), of the Internal Revenue Code of 1986 (as amended, the "Code"), and
_____________________________ ("Buyer") is not required, pursuant to Section 1445 of the Code, to withhold ten percent (10%) of the amount realized by Seller on the disposition of the property to Buyer.

3. I understand that I am making this Affidavit under penalty or perjury pursuant to the requirements of Section 1445 of the Code.

                                             SELLER:

                                             CONNECTICUT GENERAL LIFE INSURANCE
                                             COMPANY, a Connecticut corporation,

                                             By:  CIGNA Investments, Inc., a
                                                  Delaware corporation


                                                  By:   _______________________-
                                                        Name:
                                                        Title:



SWORN TO and subscribed before me this ______ day of _______________, 2002.


                                             ___________________________________
                                             Notary Public
                                             My Commission Expires:

                                    EXHIBIT G

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                               Escrow Instructions
                               -------------------

                                    EXHIBIT H

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                       Borough of Camp Hill Agreement for
                       ----------------------------------
                  Completion and Guarantee of Plan Improvements
                  ---------------------------------------------



                         [Agreement follows this page.]

                                    EXHIBIT I

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                         Required Estoppel Certificates
                         ------------------------------


Boscov's

Barnes & Nobel

Zainy Brainy

Giant Foods

Pannera Bread

Commerce Bank

                                    EXHIBIT J

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                       Form of Lease Estoppel Certificate
                       ----------------------------------

           [The form of Lease Estoppel Certificate follows this page.]

                           LEASE ESTOPPEL CERTIFICATE



Tenant:
-------

Landlord:                             Connecticut General Life Insurance Company
---------

Trade Name:
-----------

Floor Area:                                             Square Feet
-----------

Lease Date:
-----------

Term:                                               Years          Months
-----

"Rental Commencement Date":
---------------------------

"Termination Date":
-------------------

"Current Monthly Minimum Rent Payment":          $
---------------------------------------

Common Area Maintenance                          $
-----------------------

Taxes                                            $
-----

Percentage Rent                                  $
---------------

Security Deposit:                                $
----------------

The undersigned Tenant of the above-referenced lease (the "Lease"), a true correct and complete copy of which is attached hereto, hereby ratifies the above-referenced lease (the "Lease") and certifies to Cedar Income Fund Partnership, L.P., its successors and assigns ("Purchaser"), as Purchaser of the real property known as "Camp Hill Mall" (the "Premises"), as follows:


1. That the term of the Lease commenced on the Rental Commencement Date, and the Tenant is in full and complete possession of the premises demised under the Lease and has commenced full occupancy and use of the Premises.


2. That rent commenced to be due on the Rent Commencement Date and that the Tenant is paying monthly installments of rent of Current Total Monthly Payment.


3. That no advance rental or other payment has been made in connection with the Lease, except rental for the current month, there is no "free rent" or other concession under the remaining term of the lease and the rent has been paid to and including _________, 2002.

4. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has: (initial one)

     ( ) not been amended, modified, supplemented, extended, renewed or assigned.

     ( ) been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:

     ___________________________________________________________________________
     ____________________________________________________________

5. That the Lease provides for a primary term set forth above; the term of the Lease expires on the Expiration Date; and that: (initial one)

     ( ) neither the Lease nor any of the documents listed above in Paragraph 4, (if any), contain an option for any additional term or terms.

     ( ) the Lease and/or the documents listed above in Paragraph 4 contain an option for _________ additional term(s) of __________ year(s) and __________ months(s) (each) at a rent to be determined as follows:


6. That this certification is made knowing that Purchaser is relying upon the representations herein made.



Tenant:



By:   _________________________
      Typed Name:
      Title:


Date: ____________________, 2002

                                    EXHIBIT K

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

 NOTICES OF UNCORRECTED VIOLATIONS OF THE HOUSING, BUILDING, SAFETY OR
                                 FIRE ORDINANCES


                                      NONE